Exhibit 21.1

SUBSIDIARIES OF MEDLEY CAPITAL CORPORATION

Name	Jurisdiction
MOF I BDC LLC	Delaware
Medley SBIC LP	Delaware
MCC Investment Holdings LLC	Delaware